Exhibit 99.1

Dave Reports Record Second Quarter 2024 Results

Record Q2 Revenue up 31% Y/Y to $80.1 Million; Y/Y Revenue Growth Accelerates for Third Consecutive Quarter

Q2 GAAP Net Income Increases $29.0 Million Y/Y to $6.4 Million and Adj. EBITDA Increases $28.3 Million Y/Y to $15.2 Million

Dave Raises 2024 Adjusted EBITDA Guidance to $40-$50 Million

LOS ANGELES, CA – August 5, 2024 – Dave Inc. (“Dave” or the “Company”) (Nasdaq: DAVE), one of the nation’s leading neobanks, today reported its financial results for the second quarter ended June 30, 2024.

“2024 continues to show impressive results as we exceeded growth and profitability expectations again in the second quarter” said Jason Wilk, Founder and CEO of Dave. “Continued strong demand for our products and solid execution from our team led to another record quarter of revenue. Additionally, this is our third consecutive quarter of accelerating revenue growth, fueled by ARPU expansion and an increase in monthly transacting members to a record 2.3 million. The continued efficiency in our customer acquisition, combined with remarkable loss rates powered by CashAI and further rationalization of our fixed expense base, led to a 15% sequential increase in Adjusted EBITDA, which we believe underscores the inherent operating leverage in our business model.”

Quarterly Financial Highlights ($ in millions, unaudited)

	2Q23	3Q23	4Q23	1Q24	2Q24
GAAP Operating Revenues, Net	$61.2	$65.8	$73.2	$73.6	$80.1
% Change vs. prior year period	34%	16%	23%	25%	31%
Non-GAAP Variable Profit*	$32.9	$37.3	$45.9	$49.9	$51.8
% Change vs. prior year period	78%	51%	80%	47%	57%
Non-GAAP Variable Profit Margin*	54%	57%	63%	68%	65%
GAAP Net Income (Loss)	($22.6)	($12.1)	$0.2	$34.2	$6.4
Adjusted Net Income (Loss)*	($15.8)	($5.6)	$6.6	$8.1	$13.7
Adjusted EBITDA (Loss)*	($13.1)	($2.5)	$10.0	$13.2	$15.2

*	Non-GAAP measures. See reconciliation of non-GAAP measures at the end of the press release.

Second Quarter 2024 Operating Highlights (vs. Q2 2023)

•	New Members totaled 716,000 while customer acquisition costs decreased 26% to $15

•	Monthly Transacting Members (“MTMs”) increased 18% to 2.3 million

•	ExtraCash originations increased 37% to $1.2 billion, while the average 28-Day delinquency rate improved 80 basis points to 2.03%

•	Dave Debit Card spend increased 28% to $388 million

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For a full review of the Company’s key performance indicators, please refer to the Company’s Second Quarter 2024 Earnings Presentation which can be found at https://investors.dave.com/news-events/presentations

Liquidity Summary

The Company had $89.7 million of cash and cash equivalents, marketable securities, investments and restricted cash as of June 30, 2024 compared to $101.5 million at March 31, 2024. The reduction was primarily attributed to an increase in the advance receivables outstanding at quarter-end due largely to an increase in ExtraCash originations in the quarter. Also, the Company did not increase utilization of its debt facility during the quarter.

2024 Financial Guidance ($ in millions)

FY 2024
GAAP Operating Revenues, Net Year-Over-Year Growth	$310 - $325 (previously $305 - $325) 20% - 25%

Adjusted EBITDA* Year-Over-Year Improvement	$40 - $50 (previously $30 - $40) $50 - $60

*Non-GAAP measure. The Company does not provide a quantitative reconciliation of forward-looking non-GAAP financial measures because it is unable to predict without unreasonable effort the exact amount or timing of the reconciling items, including interest expense, investment income, and loss provision, among others. The variability of these items could have a significant impact on our future GAAP financial results.

Dave’s CFO Kyle Beilman, commented: “We believe this quarter’s performance is further validation of our strong and scalable business model. We are once again raising our Adjusted EBITDA guidance for the year to $40—$50 million, reflecting our solid year-to-date results and positive outlook for the remainder of the year, and our expectation around loss provision in the back half of the year given quarter-end calendar dynamics in September and December. Credit performance remains strong thus far in the third quarter which we expect to continue for the balance of the year. Overall, with a solid balance sheet and continued focus on efficient growth, we are well-positioned to achieve our growth and profitability objectives.”

Conference Call

The Company will host a conference call at 8:30 a.m. Eastern time on Tuesday, August 6, 2024, to discuss the results for its second quarter ended June 30, 2024, followed by a question-and-answer period. The conference call details are as follows:

Date: Tuesday, August 6, 2024

Time: 8:30 a.m. Eastern time

Dial-in registration link: https://register.vevent.com/register/BI061bdc82bae445a6b079e3081d320d1b

Live webcast registration link: https://edge.media-server.com/mmc/p/2hhxyseg/

The conference call will also be available for replay in the Events section of the Company’s website, along with the transcript, at https://investors.dave.com.

If you have any difficulty registering for or connecting to the conference call, please contact Elevate IR at DAVE@elevate-ir.com.

About Dave

Dave (Nasdaq: DAVE) is a leading U.S. neobank and fintech pioneer serving millions of everyday Americans. Dave uses disruptive technologies to provide best-in-class banking services at a fraction of the price of incumbents. Dave partners with Evolve Bank & Trust, a FDIC member. For more information about the company, visit: www.dave.com. For investor information and updates, visit: investors.dave.com and follow @davebanking on X.

Forward-Looking Statements

This press release includes forward-looking statements, which are subject to the “safe harbor” provisions of the U.S. Private Securities Litigation Reform Act of 1995. These statements may be identified by words such as “feels,” “believes,” “expects,” “estimates,” “projects,” “intends,” “remains,” “should,” “is to be,” or the negative of such terms, or other comparable terminology and include, among other things, the quotations of our Chief Executive Officer and Chief Financial Officer relating to Dave’s future performance and growth, fiscal year 2024 guidance, projected financial results for future periods, plans for marketing spend and other statements about future events. Such forward-looking statements are not guarantees of future performance and are subject to risks and uncertainties, which could cause actual results to differ materially from the forward-looking statements contained herein due to many factors, including, but not limited to: the ability of Dave to compete in its highly competitive industry; the ability of Dave to keep pace with the rapid technological developments in its industry and the larger financial services industry; the ability of Dave to manage risks associated with providing ExtraCash advances; the ability of Dave to retain its current Members, acquire new Members and sell additional functionality and services to its Members; the ability of Dave to protect intellectual property and trade secrets; the ability of Dave to maintain the integrity of its confidential information and information systems or comply with applicable privacy and data security requirements and regulations; the reliance by Dave on a single bank partner; the ability of Dave to maintain or secure current and future key banking relationships and other third-party service providers; changes in applicable laws or regulations and extensive and evolving government regulations that impact operations and business; the ability to attract or maintain a qualified workforce; level of product service failures that could lead Dave Members to use competitors’ services; investigations, claims, disputes, enforcement actions, litigation and/or other regulatory or legal proceedings; the ability to maintain the listing of Dave Class A Common Stock on The Nasdaq Stock Market; the possibility that Dave may be adversely affected by other economic factors, including rising interest rates, and business, and/or competitive factors; and other risks and uncertainties discussed in Dave’s Annual Report on Form 10-K filed with the Securities and Exchange Commission (the “SEC”) on March 5, 2024 and subsequent Quarterly Reports on Form 10-Q under the heading “Risk Factors,” filed with the SEC and other reports and documents Dave files from time to time with the SEC. Any forward-looking statements speak only as of the date on which they are made, and Dave undertakes no obligation to update any forward-looking statement to reflect events or circumstances after the date of this press release.

Non-GAAP Financial Information

This press release contains references to Adjusted EBITDA (loss), adjusted net income (loss), non-GAAP variable operating expenses, non-GAAP variable profit and non-GAAP variable profit margin of Dave, which are non-GAAP financial measures that are adjusted from results based on generally accepted accounting principles in the United States (“GAAP”) and exclude certain expenses, gains and losses. The Company defines and calculates Adjusted EBITDA (loss) as GAAP net income (loss) attributable to Dave before the impact of interest income or expense, provision/(benefit) for income taxes, and depreciation and amortization, and adjusted to exclude legal settlement and litigation expenses, other non-recurring strategic financing and transaction expenses, stock-based compensation expense, and certain other non-core items. The Company defines and calculates non-GAAP variable operating expenses as operating expenses excluding non-variable operating expenses. The Company defines non-variable operating expenses as all advertising and marketing operating expenses, compensation and benefits operating expenses, and certain operating expenses (legal, rent, technology/infrastructure, depreciation, amortization, charitable contributions, other operating expenses, upfront Member account activation costs and upfront Dave Banking expenses). The Company defines and calculates non-GAAP variable profit as GAAP Operating Revenues, Net less non-GAAP variable operating expenses. The Company defines and calculates non-GAAP variable profit margin as non-GAAP variable profit as a percent of GAAP Operating Revenues, Net. The Company defines and calculates adjusted net income (loss) as GAAP net income (loss) adjusted to exclude stock compensation, the gain on extinguishment of convertible debt, the tax impact related to the gain on extinguishment of convertible debt and certain other non-core items. The Company defines and calculates non-GAAP adjusted basic EPS and non-GAAP adjusted diluted EPS as adjusted net income (loss) divided by weighted average shares of common stock-basic and weighted average shares of common stock-diluted, respectively.

These non-GAAP financial measures may be helpful to the user in assessing our operating performance and facilitate an alternative comparison among fiscal periods. The Company’s management team uses these non-GAAP financial measures in assessing performance, as well as in planning and forecasting future periods. The methods the Company uses to compute these non-GAAP financial measures may differ from the methods used by other companies. Non-GAAP financial measures are supplemental, should not be considered a substitute for financial information presented in accordance with GAAP and should be read only in conjunction with our consolidated financial statements prepared in accordance with GAAP.

Refer to the section further below for a reconciliation of these non-GAAP financial measures to their most directly comparable GAAP measures for the three months ended June 30, 2024 and 2023.

Certain Other Terms

Dave defines New Members as the number of new Members who join the Dave platform in a given period by connecting an existing bank account to the Dave service or by opening a new Dave Banking account. Total Members is defined as the number of unique Members that have either connected an existing bank account to the Dave service or have opened a Dave Banking account, less the number of accounts deleted by Members or closed by Dave, as measured at the end of a period. The number of Monthly Transacting Members represents the unique number of Members who have made a funding, spending, ExtraCash or subscription transaction within a particular month, measured as the average over a given period.

Investor Relations Contact

Sean Mansouri, CFA

Elevate IR

DAVE@elevate-ir.com

Media Contact

Dan Ury

press@dave.com

DAVE INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(in millions, except per share data)

(unaudited)

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2024	2023	2024	2023
Operating revenues:
Service based revenue, net	$71.6	$55.0	$137.2	$107.6
Transaction based revenue, net	8.5	6.2	16.5	12.6

Total operating revenues, net	80.1	61.2	153.7	120.2
Operating expenses:
Provision for credit losses	14.4	15.9	24.3	27.9
Processing and servicing costs	7.8	7.2	15.5	14.4
Advertising and marketing	10.7	15.0	19.8	24.5
Compensation and benefits	24.5	23.9	49.1	48.3
Other operating expenses	17.0	20.2	33.9	38.5

Total operating expenses	74.4	82.2	142.6	153.6

Other (income) expenses:
Interest expense, net	1.5	1.4	2.2	3.2
Gain on extinguishment of convertible debt	—	—	(33.4)	—
Changes in fair value of earnout liabilities	(0.1)	—	0.1	—
Changes in fair value of public and private warrant liabilities	(0.3)	0.2	0.2	—

Total other (income) expense, net	1.1	1.6	(30.9)	3.2

Net income (loss) before provision for income taxes	4.6	(22.6)	42.0	(36.6)
Provision (benefit) for income taxes	(1.8)	—	1.4	—

Net income (loss)	$6.4	$(22.6)	$40.6	$(36.6)

Net income (loss) per share:
Basic	$0.51	$(1.90)	$3.30	$(3.09)
Diluted	$0.47	$(1.90)	$3.02	$(3.09)

RECONCILIATION OF OPERATING EXPENSES TO NON-GAAP VARIABLE OPERATING EXPENSES

(in millions)

(unaudited)

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2024	2023	2024	2023
Operating expenses	$74.4	$82.2	$142.6	$153.6
Non-variable operating expenses	(46.1)	(53.9)	(90.6)	(100.4)

Non-GAAP variable operating expenses	$28.3	$28.3	$52.0	$53.2

CALCULATION OF NON-GAAP VARIABLE PROFIT

(in millions)

(unaudited)

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2024	2023	2024	2023

GAAP operating revenues, net	$80.1	$61.2	$153.7	$120.2
Non-GAAP variable operating expenses	(28.3)	(28.3)	(52.0)	(53.2)

Non-GAAP variable profit	$51.8	$32.9	$101.7	$67.0

Non-GAAP variable profit margin	65%	54%	66%	56%

DAVE INC.

RECONCILIATION OF NET INCOME (LOSS) TO ADJUSTED EBITDA (LOSS)

(in millions)

(unaudited)

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2024	2023	2024	2023
Net income (loss)	$6.4	$(22.6)	$40.6	$(36.6)
Interest expense, net	1.5	1.4	2.2	3.2
Provision (benefit) for income taxes	(1.8)	—	1.4	—
Depreciation and amortization	1.8	1.3	3.4	2.4
Stock-based compensation	7.7	6.6	13.8	13.4
Gain on extinguishment of convertible debt	—	—	(33.4)	—
Changes in fair value of earnout liabilities	(0.1)	—	0.1	—
Changes in fair value of public and private warrant liabilities	(0.3)	0.2	0.2	—

Adjusted EBITDA (loss)	$15.2	$(13.1)	$28.3	$(17.6)

DAVE INC.

RECONCILIATION OF NET INCOME (LOSS) TO ADJUSTED NET INCOME (LOSS)

(in millions, except per share data)

(unaudited)

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2024	2023	2024	2023
Net income (loss)	$6.4	$(22.6)	$40.6	$(36.6)
Stock-based compensation	7.7	6.6	13.8	13.4
Gain on extinguishment of convertible debt	—	—	(33.4)	—
Changes in fair value of earnout liabilities	(0.1)	—	0.1	—
Changes in fair value of public and private warrant liabilities	(0.3)	0.2	0.2	—
Income tax expense related to gain on extinguishment of convertible debt	—	—	0.5	—

Adjusted net income (loss)	$13.7	$(15.8)	$21.8	$(23.2)

Adjusted net income (loss) per share:
Basic	$1.11	$(1.33)	$1.77	$(1.96)
Diluted	$1.01	$(1.33)	$1.63	$(1.96)

DAVE INC.

LIQUIDITY AND CAPITAL RESOURCES

(in millions)

(unaudited)

	June 30, 2024	December 31, 2023
Cash, cash equivalents and restricted cash	$50.1	$43.1
Marketable securities	0.1	1.0
Investments	39.5	113.2
Working capital	203.1	251.3
Total stockholders’ equity	141.8	87.1